UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [   ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

COUNTERPATH CORPORATION
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COUNTERPATH CORPORATION
Suite 300 - 505 Burrard Street, Box 95
Vancouver, British Columbia
Canada V7X 1M3

SUPPLEMENT DATED AUGUST 15, 2012 TO
DEFINITIVE PROXY STATEMENT DATED AUGUST 13, 2012

     On August 13, 2012, CounterPath Corporation furnished or otherwise made available to its stockholders the definitive proxy statement (the “Proxy Statement”) describing matters to be voted upon at its annual meeting of stockholders to be held on September 27, 2012 at 11:00 a.m. (Vancouver time) at Suite 300 – 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3 and at any adjournments or postponement thereof. This supplement (the “Supplement”) revises, and forms an integral part, of the Proxy Statement and should be read in conjunction with the Proxy Statement. All other information contained in the Proxy Statement remains unchanged. Capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

     On August 1, 2012, CounterPath received conditional approval for listing of its shares of Common Stock on the Toronto Stock Exchange (the “TSX”). This Supplement revises the disclosure in the Proxy Statement in order to satisfy certain requirements of the TSX. The disclosure under the section entitled “Proposal 3 – Approval of Increase in the Number of Shares of Common Stock Issuable under our Deferred Share Unit Plan by 500,000 Shares” on page 28 of the Proxy Statement is hereby deleted and replaced in its entirety by the following:

“PROPOSAL 3
APPROVAL OF INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE
UNDER OUR DEFERRED SHARE UNIT PLAN BY 500,000 SHARES

     On July 23, 2009, the Board approved the DSUP, which was approved by our shareholders on October 22, 2009. The DSUP is open for participation to non-employee directors and Senior Officers (as that term is defined in the DSUP) of our company and any of our subsidiaries. The purpose of the DSUP is to provide non-employee directors and Senior Officers of our company and our subsidiaries with the opportunity to acquire deferred share units in order to allow them to participate in the long term success of our company and to promote a greater alignment of interests between our non-employee directors, Senior Officers and shareholders.

     Each deferred share unit is equivalent in value to one share of Common Stock. Upon the voluntary resignation or termination for cause of a participant, all of the participant’s unvested deferred share units will be forfeited without any entitlement to such participant. Upon the termination without cause, the disability, or the retirement of a participant, the participant will have a number of deferred share units become vested in a linear manner as prescribed in the DSUP. Upon the death of a participant prior to the distribution of the deferred share units credited to the account of such participant, an issuance of shares of Common Stock from treasury to settle the redemption of deferred share units shall be made to the estate of the participant (less applicable withholding taxes).

     On the voluntary resignation, termination with cause, change of control or termination without cause, a recipient of a deferred share unit is entitled to receive, from treasury of our company, in a prescribed manner, the number of shares of Common Stock required to settle the value of the deferred share units (less applicable withholding taxes).

     A deferred share unit granted to a participant who is a director of our company shall vest immediately on the award date. A deferred share unit granted to a participant other than a director will generally vest as to one-third (1/3) of the number of deferred share units granted on the first, second, and third anniversaries of the award date. Fair value of the deferred share units, which is based on the closing price of the shares of Common Stock of our company on the date of grant, is recorded as compensation expense in the period of grant.

     The Board may amend, suspend or terminate the DSUP at any time, provided that no such amendment, suspension or termination may be made without obtaining any required regulatory approval, including the TSX Venture Exchange, the TSX, or, if applicable, any other exchange on which the shares of our Common Stock trade, or, if requested by such regulatory authority, any shareholder approval. Furthermore, no such amendment, suspension or termination may:

(a)	without shareholder approval, increase the maximum number of shares of our Common Stock that may be issued pursuant to deferred share units granted under the DSUP; or

(b)

amend, alter or impair in any manner any deferred share units previously granted to a participant, without the express written consent of such participant, irrespective of any action taken by the Board as described above.

     Except as required by law, the rights of a participant under the DSUP are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the participant. However, rights and obligations under the DSUP may be assigned by our company to a successor in the business of our company.

     Deferred share units are non-transferable (except to a participant’s estate as provided in the DSUP) and no certificates representing deferred share units will be issued.

     Currently, 2,000,000 shares of our Common Stock have been reserved for issuance under the DSUP. The maximum number of shares of Common Stock that may be reserved for issuance to any one participant pursuant to deferred share units granted under the DSUP and any share compensation arrangement is 5% of the number of shares of Common Stock of our company outstanding at the time of reservation and, unless approval is otherwise obtained from the TSX Venture Exchange, as applicable, and any grants of deferred share units to any one participant may not exceed a value of $100,000 per annum on the date of grant.

     On July 17, 2012, the Board approved an increase in the number of shares reserved for issuance under the DSUP by 500,000 shares from 2,000,000 shares to 2,500,000 shares, subject to receipt of all necessary regulatory and other approvals. The number of shares of Common Stock issuable under the DSUP, including the increase of 500,000 shares, will represent 6.0% of the outstanding number of shares of Common Stock as of August 1, 2012.

     As of August 13, 2012, there were 1,721,507 deferred shares issued and outstanding, representing 4.14% of the issued and outstanding shares of our Common Stock on that date.

     Vote Required and Board Recommendation

     The policies of the TSX required that our company obtain disinterested shareholder approval for the proposed increase in the number of shares of Common Stock issuable under the DSUP. Accordingly, the affirmative vote of the holders of a majority of the shares, other than votes attaching to the 11,176,667 shares of Common Stock beneficially owned by directors and officers of our company entitled to receive a benefit under the DSUP, present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the resolution set out below in respect of the increase in the number of shares of Common Stock issuable under the DSUP by 500,000 shares:

     BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE STOCKHOLDERS THAT:

     1. The increase in the number of shares of Common Stock issuable under the DSUP by 500,000 shares is hereby ratified, confirmed and adopted; and

     2. Any one director or officer of CounterPath Corporation be and is hereby authorized and directed, for and on behalf of CounterPath Corporation, to execute and deliver all such documents and instruments and to do all such acts and things as such director or officer may determine to be necessary or advisable to give effect to this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such document or instrument, and the taking of any such action.

THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUANCE UNDER OUR DEFERRED SHARE UNIT PLAN BY 500,000 SHARES.”